SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X}
Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement                      [ ]  Confidential, For Use
[ ]  Definitive proxy statement                            of the Commission
[ ]  Definitive additional materials                       only (as permitted by
[ ]  Soliciting material pursuant to Rule 14a-11(c)        Rule 14a-6(e)(2))
     or Rule 14a-12

                         COSTA RICA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         COSTA RICA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]   No fee required.
     [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         COSTA RICA INTERNATIONAL, INC.
                                 95 MERRICK WAY
                                    SUITE 507
                           CORAL GABLES, FLORIDA 33134

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1998

                               -------------------

To the Shareholders of
Costa Rica International, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Costa Rica International, Inc., a Nevada corporation (the "Company"), will be held at the Intercontinental Hotel Miami, Conference Room Raphael-Michaelangelo, 100 Chopin Plaza, Miami, Florida 33131 on Friday, May 29, 1998, at 10:00 a.m., local time, for the following purposes:

         (1) To elect seven members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposal to approve the Company's 1998 Stock Option Plan;

         (3) To consider and vote upon a proposal to approve the change of the name of the Company from "Costa Rica International, Inc." to "RICA Foods, Inc.;"

         (4) To ratify the reappointment of KPMG Peat Marwick to serve as the Company's independent auditors for the fiscal year ending September 30, 1998; and

         (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on April 3, 1998 are entitled to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             MONICA CHAVES ZAMORA
                                             SECRETARY

Coral Gables, Florida
April 29, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         COSTA RICA INTERNATIONAL, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Costa Rica International, Inc., a Nevada corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at the Intercontinental Hotel Miami, Conference Room Raphael-Michaelangelo, Miami Florida 33131 on Friday, May 29, 1998, at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 29, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report on Form 10-KSB, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive offices is 95 Merrick Way, Suite 507, Coral Gables, Florida 33134, and its telephone number is (305) 476-1760.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation shall be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of seven members to the Company's Board of Directors to serve until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposal to approve the Company's 1998 Stock Option Plan;

         (3) To consider and vote upon a proposal to approve the change of the name of the Company from "Costa Rica International, Inc." to "RICA Foods, Inc.";

         (4) To ratify the reappointment of KPMG Peat Marwick to serve as the Company's independent auditors for the fiscal year ending September 30, 1998; and

         (5) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted: (1) FOR the election of the seven nominees for director named below; (2) FOR the approval of the Company's 1998 Stock Option Plan; (3) FOR the approval of the change of the name of the Company from "Costa Rica International, Inc." to "RICA Foods, Inc."; and (4) FOR the ratification of the reappointment of KPMG Peat Marwick to serve as the Company's independent auditors for the fiscal year ending September 30, 1998. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made. The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 3, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 22,256,454 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

         The Company's Bylaws provide that the presence, in person or by proxy, of the holders of record of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Pursuant to the Nevada General Corporation Law, directors (Proposal No. 1) will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Pursuant to the Company's Bylaws, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Company's 1998 Stock Option Plan (Proposal No. 2), to approve the change in the name of the Company to "RICA Foods, Inc." (Proposal No. 3), and to ratify the reappointment of KPMG Peat Marwick as the independent auditor of the Company for the fiscal year ending September 30, 1998 (Proposal No. 4). Although Proposal No. 4 does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. If the reappointment is not ratified by the Company's shareholders, the Board would reconsider the reappointment.

         Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast "for" or "against" the election of any director. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against proposal No. 2, proposal No. 3, and proposal No. 4. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted in favor of a proposal. If less than one-third of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 95 Merrick Way, Suite 507, Coral Gables, Florida 33134, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any shareholder.

                               SECURITY OWNERSHIP

         The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) the executive officer listed in the "Executive Compensation" table and (iv) all directors and executive officers of the Company as a group:

   NAME AND ADDRESS OF        AMOUNT AND NATURE OF     PERCENTAGE OF OUTSTANDING
   BENEFICIAL OWNER(1)     BENEFICIAL OWNERSHIP(2)(3)       SHARES OWNED(2)
-------------------------  --------------------------  -------------------------
Calixto Chaves Zamora.....         5,979,945(4)                   26.87%
Comercial Angui, S.A. ....         2,447,058                      10.99%
in care of
 Bufete Chaverri, Soto
 & Asoc.
 Barrio Escalante
 From Cine Magaly
 400 meters east
 San Jose, Costa Rica
Jorge M. Quesada Chaves...           156,885(5)                    *
Monica Chaves Zamora......           400,000(6)                    *
Luis Guinot, Jr...........                 0                       0
Luis J. Lauredo...........                 0                       0
Federico Vargas Peralta...                 0                       0
Alfred E. Smith IV........           100,000                       *
Jose Pablo Chaves Zamora..           837,971                       *
----------
 *     Indicates less than 1% of outstanding shares owned.

(1) Unless otherwise indicated, the address of each beneficial owner is Costa Rica International, Inc., 95 Merrick Way, Suite 507, Coral Gables, Florida, 33134.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.
(3) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(4) Includes 2,044,145 shares of Common Stock owned of record by Mr. Chaves Zamora, 2,500,000 shares of Common Stock owned of record by Inversiones Leytor, S.A., a Costa Rican company wholly-owned by Mr. Chaves Zamora, 539,800 shares of Common Stock owned of record by Mr. Chaves Zamora's wife, and 896,000 shares of Common Stock owned of record by OCC, S.A., a Costa Rican company wholly-owned by Mr. Chaves and his wife.
(5) Includes 156,885 shares owned by Jorque, S.A., a closely-held Costa Rican company whose principal shareholders are the wife and adult son of Mr. Quesada Chaves.
(6) Owned of record by Monica Chaves Zamora, the adult daughter of Mr. Chaves Zamora. Mr. Chaves Zamora disclaims any beneficial ownership of these shares.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

         The Company's Articles of Incorporation and Bylaws provide that the number of directors shall consist of at least three members and not more than nine members, as shall be designated by the Board of Directors from time to time. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1999 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

         The Company has nominated seven persons to be elected at the Annual Meeting as directors of the Company: (1) Calixto Chaves Zamora; (2) Jorge M. Quesada Chaves; (3) Luis Guinot, Jr.; (4) Luis J. Lauredo; (5) Federico Vargas Peralta; (6) Alfred E. Smith IV; and (7) Jose Pablo Chaves Zamora. Each such nominee currently serves as a director of the Company except for Jose Pablo Chaves Zamora, who is a first-time director nominee. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

            NAME                 AGE                     POSITION
-------------------------------  ---  ------------------------------------------
Calixto Chaves Zamora...........  53  Chairman of the Board, President and Chief
                                          Executive Officer

Lic. Jorge M. Quesada Chaves....  49  Chief Financial Officer, Treasurer,
                                          Executive Vice President and Director

Monica Chaves Zamora............  27  Secretary

Luis Guinot, Jr.................  63  Director

Luis J. Lauredo.................  49  Director

Dr. Federico Vargas Peralta.....  65  Director

Alfred E. Smith IV..............  46  Director

Jose Pablo Chaves Zamora........  25  Director Nominee

         CALIXTO CHAVES ZAMORA has been the Chairman of the Board, President and Chief Executive Officer of the Company since August 1996. Mr. Chaves Zamora also is President of Corporacion Pipasa, S.A. ("Pipasa"), the Company's 59.56%-owned Costa Rican poultry producing subsidiary that Mr. Chaves Zamora founded and has worked at since 1969. Mr. Chaves currently serves on the Boards of Directors of Central American Oils and Derivatives, S.A., a privately held Costa Rican company, and the American Oleaginous Industry. Until 1997, he was the President of Aero Costa Rica, S.A., a Costa Rican airline. From 1994 to 1996, he was a member of the Board of Directors of Cerveceria Americana, a privately held Costa Rican brewery. In 1994, Mr. Chaves served as an advisor to the Ministry of Economic and Business Affairs of the Republic of Costa Rica.

         LIC. JORGE M. QUESADA CHAVES has served as Chief Financial Officer, Treasurer, General Vice President, and director of the Company since August 1996. He has served as the General Vice President of Pipasa since 1991. Since 1991, Mr. Quesada Chaves is a member of the Board of Directors of Pipasa and was a director of Banco Fomento Agricola, a Costa Rican bank until 1997. Mr. Quesada Chaves obtained his degree in business administration, with emphasis on public accounting, from the University of Costa Rica in 1984.

         MONICA CHAVES ZAMORA has served as Secretary Investor Relations Manager, and director of the Company since August 1996. Since 1994, Mrs. Chaves has been a member of the Board of Directors of Pipasa. Since 1993, she has been in charge of Pipasa's Special Investments Department. Mrs. Chaves joined Pipasa as assistant manager of the company's Financial Division in 1991. Mrs. Chaves received a B.A. in business administration from Saint Michael's College, Vermont.

         HONORABLE AMBASSADOR MR. LUIS GUINOT, JR. has served as a director of the Company since March 1997. Since 1994, Mr. Guinot has been an attorney at the law firm of Shapiro & Olander in Washington, D.C. From 1993 to 1994, Mr. Guinot was an attorney at the law firm of Swidler & Berlin in Washington, D.C. From 1991 to 1993, Mr. Guinot served as United States Ambassador to the Republic of Costa Rica. Mr. Guinot also has served as the Assistant General Counsel of the United States Department of Agriculture and as Administrator of the Office of the Commonwealth of Puerto Rico in Washington, D.C. Additionally, Mr. Guinot has appeared as speaker and lecturer on United States-Latin American Trade, North American Free Trade Agreement (NAFTA), and General Agreement on Tariffs and Trade (GATT)-related matters, and he is the author of several newspaper articles on the same subjects. Mr. Guinot is admitted to practice law in the Commonwealth of Virginia and the District of Columbia, the Supreme Court of the United States, the United States Courts of Appeals for the First and Eleventh Circuits, the United States District Courts for the Southern District of New York, the Southern District of Florida, and the Eastern District of Virginia, and the United States Court of Military Appeals. Mr. Guinot also is a fellow of the American Bar Foundation, is a former member of the United States Presidential Commission on Civil Disorders (Kerner Commission) and is a former member of the Board of Directors of the United States Legal Services Corporation. Mr. Guinot is a recipient of the Order of Juan Mora (Silver Plaque) by the Republic of Costa Rica, a civilian award bestowed by the Republic for outstanding public service to the Republic. Mr. Guinot received his law degree from the Catholic University of America's Columbus School of Law in Washington, D.C. and a B.A. from New York University.

         LUIS J. LAUREDO has served as a director of the Company since August 1996. Since 1995, Mr. Lauredo has been the President of Greenberg Traurig Consulting, Inc., an affiliate of the law firm of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. in Miami, Florida. United States President Bill Clinton recently appointed Mr. Lauredo as the representative of the United States to the Southern States Energy Board, an interstate agency that serves as the regional coalition for energy and environmental issues for 16 states from Texas to Maryland, as well as Puerto Rico. In 1994, Mr. Lauredo was the Executive Director of the Summit of the Americas, the gathering of 34 Latin and North American heads of state. From 1992 to 1994, Mr. Lauredo served as a Commissioner of the Florida Public Service Commission, the Tallahassee, Florida-based administrative agency that regulates the telecommunications, electric, gas and water and sewer industries in Florida. Mr. Lauredo also has served as Chairman of the International Relations Committee of the National Association of Regulatory Utility Commissioners (NARUC), a committee aimed at monitoring the globalization of utilities. Mr. Lauredo has represented the President of the United States as Special United States Ambassador to the inaugurations of the Presidents of Costa Rica, Venezuela, Colombia, and Brazil. Mr. Lauredo also serves on the United States-Argentina Business Council, a joint body appointed by the late United States Secretary of Commerce Ron Brown, and Argentina Minister Domingo Cavallo. Mr. Lauredo received his B.A. from Columbia University in New York City and attended the University of Madrid in Spain and Georgetown University Law Center in Washington, D.C.

         DR. FEDERICO VARGAS PERALTA has served as a director of the Company since August 1996. Since 1963, Dr. Vargas has been a professor of economics and social sciences at the University of Costa Rica in San Jose, Costa Rica. Since 1997, Dr. Vargas has served as a director of Banco Credito Agricola de Cartago and Banco Internacional de Costa Rica, both publicly held Costa Rican banks. Since October 1995, Dr. Vargas has served as a director of Pipasa. From 1993 to 1994, he was Chairman of the Legislative Section of the National Liberation Party of Costa Rica. From 1990 to 1994, Dr. Vargas served as a congressman in the Costa Rican Legislative Assembly. From 1985 to 1986, Dr. Vargas served as Costa Rican

Ambassador to the United States, and from 1985 to 1986, he served as Costa Rican Ambassador to the Organization of American States. Dr. Vargas obtained a B.A. in business administration from Nichols College in Massachusetts in 1954, and a Ph.D. from the University of Colorado in 1967. He has attended the Wharton School of Finance and Commerce at the University of Pennsylvania.

         ALFRED E. SMITH IV has served as a director of the Company since June 1994. Since 1994, he has been a partner-trader in the New York Stock Exchange with CMJ Partners, a New York Stock Exchange member firm. From 1979 to 1994, he was a partner of New York Stock Exchange member firm of Adler, Coleman & Co., Inc. Mr. Smith is a member of the Government Relations Committee of the New York Stock Exchange, Director and Secretary of the Alfred Emanuel Smith Memorial Foundation, Chairman of the Cardinal's Committee for the Laity-Wall Street Division, Director of the Center for Hope, a Trustee of St. Vincent's Hospital, and a Trustee of Iona Prep School. He is a member of the New York City Advisory Board of the Enterprise Foundation and the American Association of the Sovereign Military Order of Malta. He has received numerous awards for his charity and humanitarian work. Mr. Smith was educated at Villanova University.

         JOSE PABLO CHAVES ZAMORA, a director nominee of the Company and the son of Calixto Chaves Zamora, has served as a director of Pipasa since 1994. Since 1996, Mr. Chaves has been the President of Cybernetico, S.A., a Costa Rican corporation that he founded and that operates retail coffee stores. Since 1995, Mr. Chaves has been the President of Toiletico Alquileres, S.A., another Costa Rican corporation that he founded and that rents construction equipment and portable toilets. Mr. Chaves studies business administration at the InterAmerican University of Costa Rica.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended September 30, 1997, the Company's Board of Directors held five regularly scheduled meetings, and took action two times by unanimous written consent. Each director of the Company attended at least 75% of the aggregate of (i) the number of the meetings of the Board which were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period that such person served on such committee.

         The Company has two committees: the Audit Committee and the Compensation Committee. The Company does not have a nominating committee.

         The Audit Committee is currently composed of Luis Lauredo, Federico Vargas Peralta and Jorge Quesada. The Audit Committee's functions include reviewing with the Company's independent public accountants their reports and audits, and reporting their findings to the full Board. The Audit Committee met one time during the fiscal year ended September 30, 1997.

         The Compensation Committee is currently comprised of Calixto Chaves Zamora and Jorge Quesada. The Compensation Committee's functions consist of recommending, reviewing and approving the salary and fringe benefit policies of the Company, including compensation of executive officers of the Company. The Compensation Committee met one time during the fiscal year ended September 30, 1997.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

         The Company reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company do not receive additional compensation for their services as directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, during the fiscal year ended September 30, 1997, none of the Company's directors, executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock engaged in any trading of the Company's Common Stock. Accordingly, no filings under Section 16(a) of the 1934 Act have been made by such persons.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following compensation table sets forth, for the fiscal years ended September 30, 1995, 1996 and 1997, the cash and certain other compensation paid or accrued by the Company's subsidiary Pipasa to Calixto Chaves Zamora, the Company's Chief Executive Officer. No other executive officer had an annual salary and bonus in excess of $100,000 during fiscal years 1995, 1996 and 1997.

                                                                                               LONG TERM-
                                               ANNUAL COMPENSATION(1)                     COMPENSATION AWARDS
                                    --------------------------------------------    ------------------------------
         NAME AND                                                 OTHER ANNUAL                          ALL OTHER
      PRINCIPAL POSITION    YEAR       SALARY         BONUS      COMPENSATION(2)    OPTIONS/SARS      COMPENSATION
------------------------    ----    -----------       -----      ---------------    ------------      ------------
Calixto Chaves Zamora       1997    $104,477.00          0           $5,098.00              0                 0
   Chairman of the Board,   1996      94,780.65          0            3,864.09              0                 0
     President and Chief    1995      98,247.41          0            6,951.51              0                 0
     Executive Officer(1)

----------
(1) All compensation in the table above was paid in Costa Rican colones by the Company's 59.56%-owned subsidiary, Pipasa. All compensation in the table above has been converted to United States dollars at the then-current exchange rate for Costa Rican colones.

(2) Represents directors' fees payable for acting as a director of Pipasa.

OPTION GRANTS AND LONG-TERM INCENTIVE AWARDS

         There were no stock options, stock appreciation rights or long-term incentive awards granted to Calixto Chaves Zamora during the fiscal year ended September 30, 1997.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         The Company has no employment agreements and no change in control agreements with any executive officer.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee members are Calixto Chaves Zamora and Jorge Quesada Chaves. Calixto Chaves Zamora served as the Company's Chairman of the Board, President and Chief Executive Officer for fiscal year 1997. Jorge Quesada Chaves served as the Company's Chief Financial Officer, Treasurer, Executive Vice President and as a director of the Company for fiscal year 1997. Mr. Quesada received a salary of $72,221 for fiscal year 1997 as compensation for his services provided as executive officer and director of the Company's 59.56%-owned Costa Rican subsidiary, Corporacion Pipasa, S.A.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Company has not and does not directly provide any compensation of any kind to any of its executive officers. Currently, the Company's executive officers are directly compensated by Pipasa. For fiscal year 1997, the Board of Directors of Pipasa determined the salaries and directors' fees of the executive officers of the Company. Such compensation was based on the experience, job level and individual performance of the executive officers. As a result of the foregoing factors, the President and Chief Executive Officer's salary was increased in 1997. In addition, he received director fees in connection with his directorship duties for Pipasa. As a matter of Company and Pipasa policy, the Company and Pipasa have not and do not pay bonuses to any of their officers or directors.

         Pursuant to a resolution passed in fiscal year 1997 by the Company's Board of Directors, the Company's Compensation Committee was formed and met once during fiscal year 1997 to determine how the Company in fiscal year 1998 and beyond should provide compensation to its executive officers. The Compensation Committee's two members are executive officers of the Company. The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers will be to offer competitive compensation programs designed to attract and retain qualified executives, to motivate performance to achieve specific goals and to align the interests of senior management with the long-term interests of the Company's shareholders.

         In determining compensation for fiscal year 1998 and beyond, job level, individual performance and Company performance are factors that the Compensation Committee will consider. In addition, the Compensation Committee will consider the specific accomplishments of the executive officers, the Company's historical and projected performance, sales, earnings, financial condition and return on equity and economic conditions. Consideration of these factors and the ultimate determination of compensation are subjective. The Company will attempt to provide incentives to retain qualified executive officers, but also believes that the compensation paid to its executives is well within the range of compensation paid to similarly situated executives at other companies in similar industries or at companies having a similar market capitalization. Given the level of the Company's executive officer compensation, the Committee does not believe that it is necessary to incur the expense of formal studies or market analyses.

         In December 1993, the Internal Revenue Service issued regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally disallows a public company's deduction for compensation in excess of $1 million per year to the Company's Chief Executive Officer or any one of the four most highly compensated executive officers unless certain requirements are met and have been disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such compensation. While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders.

         CALIXTO CHAVES ZAMORA AND JORGE QUESADA CHAVES

                                PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock over the last five fiscal years, as compared to the total returns of the NASDAQ Stock Market Index and a group of peer companies (the "Peer Group"). The graph assumes $100 was invested on September 30, 1992 in the Company's Common Stock, the NASDAQ Stock Market Index and the Peer Group.

         The Peer Group includes the Company; Cagle's, Inc.; Hudson Foods, Inc.; Pilgrim's Pride Corporation; Sanderson Farms, Inc.; Seaboard Corporation; Tyson Foods, Inc.; WLR Food, Inc.; and Worthington Foods, Inc. The Peer Group consists of companies that are engaged in the poultry slaughtering and processing business. Companies included in the Peer Group were weighted by market capitalization from the beginning of each period for which a return is indicated.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG THE COMPANY, NASDAQ AND SELECTED PEERS

                                9/30/92  9/30/93  9/30/94  9/30/95  9/30/96  9/30/97
                                -------  -------  -------  -------  -------  -------
COSTA RICA INTERNATIONAL, INC.    100     107.90    17.54    12.28   105.26   42.11
PEER GROUP                        100     107.20   125.02   135.86   135.15  182.96
NASDAQ STOCK MARKET - U.S.        100     130.98   132.06   182.41   216.45  297.14

            PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

BACKGROUND AND PURPOSE

         On April 14, 1998, the Board of Directors adopted the Company's 1998 Stock Option Plan (the "Plan") and recommended that it be submitted to the Company's shareholders for their approval at the Annual Meeting. The purpose of the Plan, through the encouragement of stock ownership in the Company, is to provide an additional incentive to attract and retain qualified competent persons and/or entities who provide services and upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependant. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Common Stock (collectively, "Options") to persons selected by the administrators of the Plan from the class of all regular employees of the Company and its subsidiaries, including officers who are regular employees and directors, and to entities that represent or are comprised of employees of the Company or any Subsidiary, (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for Options granted under the Plan. Shareholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the National Association of Securities Dealers National Market System.

         The effective date of the Plan is April 15, 1998 (the "Effective Date"). No Options have been granted under the Plan as of the date of this Proxy Statement, and any Options granted under the Plan shall be subject to and conditioned upon approval of the Plan by the Company's shareholders at the Annual Meeting.

         The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as EXHIBIT A. Shareholders are urged to read the actual text of the Plan in its entirety.

ADMINISTRATION OF THE PLAN

         The Plan provides that it shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the Plan) as required for compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. All decisions by the Committee shall be subject to the consent of the Board.

         The Committee or the Board in its sole discretion determines the persons and/or entities to be awarded the Options, the number of shares subject thereto and the exercise price and other terms hereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including the Company, its Shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 600,000 shares of Common Stock (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the Plan. The shares acquired upon exercise of Options granted under the Plan will be authorized and issued shares of Common Stock. The Company's Shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any Option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Plan.

CERTAIN TERMS AND CONDITIONS

         All Options granted under the Plan must be evidenced by a written agreement between the Company and the grantee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

         For any Option granted under the Plan, the exercise price per share of Common Stock may be any price determined by the Committee or the Board; however, the exercise price per share of any Incentive Stock Option may not be less than the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted. For purposes of the Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of Common Stock on any business day is (i) if Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. The closing price per share of Common Stock on April 15, 1998 as reported on NASDAQ was U.S.$1.875.

         The Committee or the Board may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of Common Stock that have been held by the Optionee for at least six (6) months (or such other shares as the Company determines will not cause the Company to realize a financial accounting charge), the withholding of shares of Common Stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible forms of payment shall be established by the Committee or the Board at the time the Option is granted. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Plan also authorizes the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and
(iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

         The use of already owned shares of Common Stock applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of Common Stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

         No Incentive Stock Option, and unless prior written consent of the Committee or the Board is obtained, no Nonqualified Stock Option granted under the Plan shall be assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by the Optionee. The expiration date of an Option under the Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Plan shall automatically be terminated
(a) three months after the date on which the Optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Optionee's employment for Cause; (c) one year after the date on which the Optionee's employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the Optionee's employment is terminated by reason of Optionee's death, or if later, three months after the date of Optionee's death if death occurs during the one year period following the termination of the Optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an Option, the Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

         The Plan will expire on April 15, 2008 and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the Plan or any Option at any time, provided that such amendment shall be subject to the approval of the Company's Shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

         The Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Common Stock acquired on exercise of the Option over the exercise price. That income will be subject to the withholding of Federal income tax. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

         If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An Optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

         The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that Options may be granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in
Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that Options under the Plan will qualify as "performance-based compensation" that is fully deductible by the Company under
Section 162(m).

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his or her particular situation, each Optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1998 STOCK OPTION PLAN.

               PROPOSAL TO APPROVE THE CHANGE OF THE COMPANY NAME
                                (PROPOSAL NO. 3)

         On April 14, 1998, the Board of Directors of the Company adopted a proposal which would change the Company's name from "Costa Rica International, Inc." to "RICA Foods, Inc." (the "Name Change"). The Board of Directors believes the Name Change is in the best interests of the Company because it would enhance the Company's corporate identity with a name that is more closely related to the poultry producing businesses of its principal subsidiaries, Corporacion Pipasa, S.A. and Corporacion As de Oros, S.A. The Board also believes that the Name Change is appropriate because it would conform the Company's proposed new name - "RICA Foods, Inc." - to the Company's current NASDAQ stock symbol - "RICA."

         If the Company's shareholders approve the Name Change proposal, the Name Change would be effectuated by amending the articles of incorporation of the Company and filing the amended articles of incorporation with the Office of the Secretary of State of the State of Nevada. A copy of the form of certificate of amendment to the Company's articles of incorporation is attached to this Proxy Statement as EXHIBIT B. Other than changing the name of the Company, the Name Change will not result in any material change in the business, management, assets, liabilities or financial position of the Company. Moreover, the Company will continue to maintain its executive offices in Coral Gables, Florida.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY TO "RICA FOODS, INC."

          PROPOSAL TO RATIFY THE REAPPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

         The firm of KPMG Peat Marwick, independent certified public accountants, has been the Company's auditor since 1997 and has advised the Company that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries, other than in its capacity as the Company's auditor. The Board of Directors, on the recommendation of the Company's Audit Committee, has reappointed KPMG Peat Marwick as the Company's auditor for the fiscal year ended September 30, 1998. Although the Board is not required to do so, it is submitting its reappointment of the Company's auditors for ratification at the Annual Meeting, in order to ascertain the views of its shareholders. The Board will not be bound by the vote of the shareholders. If the reappointment is not ratified by the Company's shareholders, however, the Board would reconsider the reappointment. One or more representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE REAPPOINTMENT OF KPMG PEAT MARWICK TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than December 31, 1998.

                                             By Order Of The Board of Directors,

                                             MONICA CHAVES ZAMORA
                                             SECRETARY

Coral Gables, Florida
April 29, 1998

                                                                       EXHIBIT A

                     ---------------------------------------

                         COSTA RICA INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

                     ---------------------------------------

         1. PURPOSE. The purpose of this Plan is to advance the interests of COSTA RICA INTERNATIONAL, INC., a Nevada corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons and/or entities who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons and/or entities.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

                  (c) "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

                  (d) "Director" shall mean a member of the Board.

                  (e) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

                  (f) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (i) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

                  (j) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (k) "Optionee" shall mean a person or entity to whom a stock option is granted under this Plan, or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

                  (m) "Plan" shall mean this 1998 Stock Option Plan of the Company.

                  (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (o) "Share" shall mean a share of Common Stock.

                  (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to six hundred thousand (600,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. INCENTIVE AND NON-QUALIFIED OPTIONS.

                  (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

                  (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, (ii) those entities selected by the Committee or the Board that represent or are comprised of employees of the Company or any Subsidiary, and (iii) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person or entity has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                  (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue
Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                  (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 240,000, subject to adjustment as provided in Section 10 hereof.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee or the Board (and in the case of an Incentive Stock Option, shall be determined at the time of the grant) and may consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to realize a financial accounting charge), (5) the withholding of Shares issuable upon exercise of the Option, (6) by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible forms of payment shall be established by the Committee or the Board at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares that have been held for at least 6 months, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

                  (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

                           (i) Approval by the shareholders of the Company of a
                  reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                           (ii) Individuals who, as of the date hereof,
                  constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

                  (c) The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. TERMINATION OF OPTION PERIOD. Unless otherwise provided in any Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i) three months after the date on which the
                  Optionee's employment is terminated other than by reason of
                  (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                           (ii) immediately upon the termination of the
                  Optionee's employment for Cause;

                           (iii) twelve months after the date on which the
                  Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board; or

                           (iv) twelve months after the date of termination of
                  the Optionee's employment by reason of death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

                  (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

         10. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
                  maximum number of Shares available for grant under the Plan, or available for grant to any person or entity under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
                  number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

                  (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

                  (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

                  (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS AND SHARES. No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Non-Qualified Stock Option shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

         12. ISSUANCE OF SHARES.

                  (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to
                  the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to
                  be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         13. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it. Any actions by the Committee shall be subject to the consent of the Board.

                  (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

                  (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15. INTERPRETATION.

                  (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

                  (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                  (c) This Plan shall be governed by the laws of the State of Florida.

                  (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is April 15, 1998, the date on which the Board adopts this Plan, and the Plan shall terminate on April 15, 2008. The Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption but contingent upon such approval and adoption.

                                                                       EXHIBIT B

                     ---------------------------------------

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                         COSTA RICA INTERNATIONAL, INC.

                     ---------------------------------------

         The undersigned, being the President and Secretary of Costa Rica International, Inc. a Nevada corporation (the "Corporation"), do hereby certify as follows:

         1. That on April 14, 1998, the Directors of the Corporation unanimously adopted and consented to the adoption of a resolution setting forth a proposed amendment to the Articles of Incorporation of the Corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

         2. Said resolution called for the following amendment to Article "FIRST" of the Articles of Incorporation:

                 The name of the Corporation is RICA Foods, Inc.

         3. That on May 29, 1998, a majority of the shareholders of the Company's common stock considered and approved the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

         4. That the Articles of Incorporation of Costa Rica Intrnational, Inc. are hereby amended as set forth above and the undersigned make this certificate pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes.

                                        COSTA RICA INTERNATIONAL, INC.

                                        By: ____________________________________
                                        Name:  Calixto Chaves Zamora
                                        Title: President

                                        and ____________________________________
                                        Name:  Monica Chaves Zamora
                                        Title: Secretary

Dated ___________, 1998

STATE OF FLORIDA  )
                  )
COUNTY OF DADE    )

         On this _____ day of __________, 1998, before me, a Notary Public, personally appeared Calixto Chaves Zamora and Monica Chaves Zamora, the respective President and Secretary of Costa Rica International, Inc., who acknowledged that each executed the above instrument.

                                        ________________________________________
                                        NOTARY PUBLIC

                                        My Commission Expires:

                         COSTA RICA INTERNATIONAL, INC.
                                 95 MERRICK WAY
                                    SUITE 507
                           CORAL GABLES, FLORIDA 33134

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned hereby appoints Jorge Quesada Chaves and Monica Chaves Zamora, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock, $.001 par value per share, of Costa Rica International, Inc., a Nevada corporation (the "Company"), that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on Friday, May 29, 1998, at 10:00 a.m., local time, at Intercontinental Hotel Miami, Conference Room Raphael-Michaelangelo, 100 Chopin Plaza, Miami, Florida 33131 and at any adjournment(s) or postponement(s) thereof.

PROPOSAL 1.       Election of Calixto Chaves Zamora, Jorge M. Quesada Chaves,
                  Luis Guinot, Jr., Luis J. Lauredo, Federico Vargas Peralta,
                  Alfred E. Smith IV, and Jose Pablo Chaves Zamora as directors of the Company.

                  [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).
                           _____________________________________________________

                  [ ]      VOTE WITHHELD from all nominees.

PROPOSAL 2.       To consider and vote upon a proposal to approve the Company's
                  1998 Stock Option Plan

                  [ ]      FOR

                  [ ]      AGAINST

                  [ ]      ABSTAIN

PROPOSAL 3.       To consider and vote upon a proposal to approve the change in the name of the Company from "Costa Rica International, Inc."
                  to "RICA Foods, Inc."

                  [ ]      FOR

                  [ ]      AGAINST

                  [ ]      ABSTAIN

PROPOSAL 4.       To ratify the reappointment of KPMG Peat Marwick to serve as the Company's independent auditors for the fiscal year ending
                  September 30, 1998.

                  [ ]      FOR

                  [ ]      AGAINST

                  [ ]      ABSTAIN

                               (SEE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSAL (2) ABOVE.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1997 Annual Report on Form 10-K.

                                    Dated: ________________________, 1998


                                    ____________________________________________
                                                    (Signature)

                                    ____________________________________________
                                            (Signature if held jointly)

                                    IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                                    AND PROMPTLY RETURN IT IN THE ENVELOPE
                                    PROVIDED. NO POSTAGE NECESSARY IF MAILED IN
                                    THE UNITED STATES.